Exhibit 32.1


                                  CERTIFICATION


In connection with the Annual Report on Form 10-K of Paxar Corporation (the "Company") for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert P. van der Merwe, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Robert P. van der Merwe
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Chairman of the Board of Directors
President and
Chief Executive Officer


February 28, 2007
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Date


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